Exhibit 10.5

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of this 24th day of October, 2022 (the “Amendment Date”), by and between BioStem Technologies, Inc., a Florida corporation (the “Company”), and Michael Fortunato (“Executive”).

W I T N E S S E T H :

WHEREAS, the Company and the Executive are the parties to that certain Executive Employment Agreement, dated as of August 16, 2021 (the “Original Agreement”), and now desire to amend and restate the Original Agreement to provide as set forth herein, and pursuant to Section 16 of the Original Agreement, the Original Agreement may be so amended by the Parties in writing, subject to the approval of the Board of Directors of the Company; and

WHEREAS, the Company desires to employ Executive and to enter into this Agreement embodying the terms of such employment, and Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

The Original Agreement is hereby amended and restated in its entirety to provide as set forth in this Agreement, and shall provide as follows:

Section 1.
Definitions.
(a)
“Accrued Obligations” shall mean (i) all accrued but unpaid Base Salary through the date of termination of Executive’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 7 hereof, and (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment (excluding any employee benefit plan to the extent providing for severance or similar benefits), in accordance with the terms contained therein.
(b)
“Agreement” shall have the meaning set forth in the preamble hereto.
(c)
“Base Salary” shall mean the salary provided for in Section 4 hereof or any increased salary granted to Executive pursuant to Section 4 hereof.
(d)
“Board” shall mean the Board of Directors of the Company.
(e)
“Cause” shall mean (i) Executive’s act(s) of gross negligence or willful misconduct in the course of Executive’s employment hereunder, (ii) willful failure or refusal by Executive to perform in any material respect Executive’s duties or responsibilities, (iii) misappropriation (or attempted misappropriation) by Executive of any assets or business opportunities of the Company or any other member of the Company Group, (iv) embezzlement or fraud committed

(or attempted) by Executive or at Executive’s direction, (v) Executive’s conviction of or pleading “guilty” or “no contest” to, (x) a felony or (y) any other criminal charge that has, or could be reasonably expected to have, a material adverse impact on the performance of Executive’s duties to the Company or any other member of the Company Group or otherwise result in material injury to the reputation or business of the Company or any other member of the Company Group, (vi) any material violation by Executive of the policies of the Company, including but not limited to those relating to sexual harassment or business conduct, and those otherwise set forth in the manuals or statements of policy of the Company, that results, or could be reasonably expected to result, in material injury to the reputation or business of the Company or any other member of the Company Group, or (vii) Executive’s material breach of this Agreement or breach or threatened breach of the Restrictive Covenant Agreement. If, within thirty (30) days subsequent to Executive’s termination for any reason other than by the Company for Cause, the Company determines that Executive’s employment could have been terminated for Cause pursuant to clause (iii) or (iv) of the definition of “Cause” above, Executive’s employment will be deemed to have been terminated for Cause for all purposes, and Executive will be required to repay or return to the Company all amounts and benefits received from the Company pursuant to this Agreement or otherwise on account of such termination that would not have been payable or provided to Executive had such termination been by the Company for Cause.
(f)
“COBRA” shall mean Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980B of the Code, and the rules and regulations promulgated under either of them.
(g)
“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
(h)
“Company” shall have the meaning set forth in the preamble hereto.
(i)
“Company Group” shall mean the Company together with any direct or indirect subsidiaries of the Company, parents of the Company or any Affiliates (as defined in the Plan, as defined below) of the Company.
(j)
“Compensation Committee” shall mean the Board or the committee of the Board designated to make compensation decisions relating to executive officers of members of the Company Group.
(k)
“Delay Period” shall have the meaning set forth in Section 13(a) hereof.
(l)
“Disability” shall mean any physical or mental disability or infirmity of Executive that prevents the performance of substantially all of Executive’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any twelve (12) month period. Any question as to the existence, extent, or potentiality of Executive’s Disability upon which Executive and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company. The determination of any such physician shall be final and conclusive for all purposes of this Agreement.
(m)
“Executive” shall have the meaning set forth in the preamble hereto.

(n)
“Good Reason” shall mean, without Executive’s consent, (i) a material diminution in Executive’s title, duties, or responsibilities as set forth in Section 3 hereof, (ii) a material reduction in Base Salary set forth in Section 4 hereof (other than pursuant to an across-the-board reduction applicable to all similarly situated executives), (iii) the relocation of Executive’s principal place of employment (as provided in Section 3(c) hereof) more than sixty (60) miles from its current location, or (iv) any other material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i), (ii), or (iii) above). Notwithstanding the foregoing, during the Term, in the event that the Board reasonably believes that Executive has engaged in conduct that constitutes Cause hereunder, the Board may, in its sole and absolute discretion and if it determines that suspension of the Executive pending further investigation is necessary to protect the Company, suspend Executive from performing Executive’s duties hereunder for a period of up to thirty (30) days, and in no event shall any such suspension constitute an event pursuant to which Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.
(o)
“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint‑stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.
(p)
“Release of Claims” shall mean the Release of Claims in substantially the same form attached hereto as Exhibit B (as the same may be revised from time to time by the Company upon the advice of counsel).
(q)
“Restrictive Covenant Agreement” shall mean the Restrictive Covenant Agreement attached the Original Agreement as Exhibit A.
(r)
“Severance Benefits” shall have the meaning set forth in Section 8(g) hereof.
(s)
“Severance Term” shall mean (i) in the event that this Agreement is terminated during the first two year period following the Amendment Date, a period of six (6) months; or (ii) in the event that this Agreement is terminated during any period following the end of the first two year period following the Amendment Date, a period equal to six (6) months plus one (1) additional month for each full year that this Agreement and the Term remain in effect following the end of the first two year period following the Amendment Date.
(t)
“Term” shall mean the period specified in Section 2 hereof.
Section 2.
Acceptance and Term.

The Company agrees to employ Executive, and Executive agrees to serve the Company, on the terms and conditions set forth herein. The Parties acknowledge and agree that the term commenced on the August 16, 2021 (the “Effective Date”) pursuant to the Original Agreement, and continued to August 16, 2022 pursuant to the terms of the Original Agreement (the “Initial Term”) and was thereafter renewed on August 16, 2022 for an additional one year term (the “Initial Extension Term”) in accordance with the terms of the Original Agreement. As of the Amendment Date, the Initial Extension Term shall remain in effect, and, unless terminated as provided in Section 8 hereof, shall continue until the close of business on August 16, 2023. Upon expiration of the Initial Extension Term, this Agreement shall automatically be extended for successive one-year periods (each, an “Extension Term” and, collectively with the Initial Term and the Initial Extension Term, the “Term”) unless either party gives written notice of non-extension to the other no later than ninety (90) days prior to the expiration of the then-applicable Term.

Section 3.
Position, Duties, and Responsibilities; Place of Performance.
(a)
Position, Duties, and Responsibilities. During the Term, Executive shall be employed and serve as the Chief Financial Officer of the Company (together with such other position or positions consistent with Executive’s title as the Board shall specify from time to time) and shall have such duties and responsibilities commensurate with such title as determined by the Board in its discretion.
(b)
Performance. Except with the consent of the Board, Executive shall devote Executive’s full business time, attention, skill, and best efforts to the performance of Executive’s duties under this Agreement and shall not, during the Term, engage in any other business or occupation, including, without limitation, any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Executive’s duties for the Company, or (z) interferes with Executive’s exercise of judgment in the Company’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving, with the prior written consent of the Board, as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing the personal investments and affairs of Executive and members of Executive’s family; provided, however, that the activities set out in clauses (i), (ii), and (iii) shall be limited by Executive so as not to materially interfere, individually or in the aggregate, with the performance of Executive’s duties and responsibilities hereunder.
(c)
Principal Place of Employment. Executive’s principal place of employment shall be at the Company’s headquarters, currently located in Pompano Beach, Florida, although Executive understands and agrees that Executive may be required to travel from time to time for business reasons.
Section 4.
Base Salary and Bonus; Change of Control.
(a)
Effective as of the Amendment Date, during the Term, Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $200,000, with increases, if any, as may be approved in writing by the Compensation Committee. During the Term and commencing in January 2023, Executive shall be paid bonuses in such amounts and on such terms as to be determined by the Compensation Committee at such time and from time to time.
(b)
In the event that, during the Term, there occurs any Change of Control (as defined below) and thereafter (i) this Agreement and the Term are terminated by the Company without Cause (as defined below); or (ii) this Agreement and the Term are terminated by the Executive with Good Reason (as defined below) or (iii) there is a material diminution by the Company of compensation and benefits (taken as a whole) provided to the Executive immediately prior to a

Change of Control, then at the time of even in clause (i), (ii) or (iii) above, the Company shall pay to Executive as a lump-sum payment and amount equal to one year of the Base Salary payable to Executive at such time.
(c)
For purposes herein “Change of Control” shall be deemed to have occurred if, after the Amendment Date, (i) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.
Section 5.
Employee Benefits.

During the Term, Executive shall be entitled to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company, provided that, during the Term, the Company agrees to pay 100% of the Executive’s health, dental and vision insurance coverage and 0% of the premiums for any of Executive’s family members. Executive shall also be entitled to receive 3 weeks of paid time off, and the same number of holidays and sick days, as well as any other benefits, in each case as are generally allowed to similarly situated executives of the Company in accordance with the Company policy as in effect from time to time. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Executive notice where permitted by law, and the right to do so is expressly reserved. Executive shall be eligible for a 4% Company match on all 401K contributions up to the legal contribution limits.

Section 6.
Key-Man Insurance.

At any time during the Term, the Company shall have the right to insure the life of Executive for the sole benefit of the Company, in such amounts, and with such terms, as it may determine. All premiums payable thereon shall be the obligation of the Company. Executive shall have no interest in any such policy, but agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents, provided that no financial obligation is imposed on Executive by any such documents.

Section 7.
Reimbursement of Business Expenses.

During the Term, the Company shall pay (or promptly reimburse Executive) for documented, out-of-pocket expenses reasonably incurred by Executive in the course of performing Executive’s duties and responsibilities hereunder, which are consistent with the Company’s policies in effect from time to time with respect to business expenses, subject to the Company’s requirements with respect to reporting of such expenses.

Section 8.
Termination of Employment.
(a)
General. The Term shall terminate earlier than as provided in Section 2 hereof upon the earliest to occur of (i) Executive’s death, (ii) a termination by reason of a Disability, (iii) a termination by the Company with or without Cause, and (iv) a termination by Executive with or without Good Reason. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, Executive shall be deemed to have resigned from any and all directorships, committee memberships, and any other positions Executive holds with the Company or any other member of the Company Group and hereby agrees to execute any documents that the Company (or any member of the Company Group) determines necessary to effectuate such resignations. Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Executive has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Executive’s termination of employment hereunder) shall be paid (or commence to be paid) to Executive on the schedule set forth in this Section 8 as if Executive had undergone such termination of employment (under the same circumstances) on the date of Executive’s ultimate “separation from service.”
(b)
Termination Due to Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death. The Company may terminate Executive’s employment immediately upon the occurrence of a Disability, with such termination to be effective upon Executive’s receipt of written notice of such termination. Upon Executive’s death or in the event that Executive’s employment is terminated due to Executive’s Disability, any unvested portion of any Option Award (as defined below) or any other equity granted to Executive hereunder or under any other agreements with the Company (collectively, the “Equity Grants”) shall immediately be forfeited as of the termination date without any further action of the Parties, and Executive or Executive’s estate or Executive’s beneficiaries, as the case may be, shall be entitled only to the Accrued Obligations.

Following Executive’s death or a termination of Executive’s employment by reason of a Disability, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(c)
Termination by the Company with Cause.

(i)
The Company may terminate Executive’s employment at any time with Cause, effective upon Executive’s receipt of written notice of such termination; provided, however, that with respect to any Cause termination relying on clause (ii) or (vi) of the definition of Cause set forth in Section 1(e) hereof, to the extent that such act or acts or failure or failures to act are curable, Executive shall be given not less than twenty (20) days’ written notice by the Board of the Company’s intention to terminate him with Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination with Cause is based, and such termination shall be effective at the expiration of such twenty (20) day notice period unless Executive has fully cured such act or acts or failure or failures to act that give rise to Cause during such period.
(ii)
In the event that the Company terminates Executive’s employment with Cause, any unvested portion of the Equity Grants shall immediately be forfeited as of the termination date without any further action of the Parties, and Executive shall be entitled only to the Accrued Obligations. Following such termination of Executive’s employment with Cause, except as set forth in this Section 8(c)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.
(d)
Termination by the Company without Cause. The Company may terminate Executive’s employment at any time without Cause, effective upon Executive’s receipt of written notice of such termination. In the event that Executive’s employment is terminated by the Company without Cause (other than due to death or Disability), any Equity Grants made to Executive shall, to the extent not already vested, be deemed automatically vested, and Executive shall be entitled to:
(i)
The Accrued Obligations;
(ii)
Continued payment of Base Salary during the applicable Severance Term, calculated in accordance with the provisions of the definition thereof, payable in accordance with the Company’s regular payroll practices; and
(iii)
To the extent permitted by applicable law without any penalty to Executive or any member of the Company Group and subject to Executive’s election of COBRA continuation coverage under the Company’s group health plan, on the first regularly scheduled payroll date during the Severance Term, the Company will pay directly to or on behalf of Executive an amount equal to the “applicable percentage” of the monthly COBRA premium cost. For purposes hereof, the “applicable percentage” shall be the percentage of Executive’s health care premium costs covered by the Company as of the date of termination. Amounts paid by the Company directly to or on behalf of Executive pursuant to this clause (iii) shall be imputed to the Executive as additional taxable income to the extent required to avoid adverse consequences to Executive or the Company under either Section 105(h) of the Code or the Patient Protection and Affordable Care Act of 2010; provided that, if such imputation does not prevent the imposition of an excise tax under, or the violation of, the Patient Protection and Affordable Care Act (as amended by the Health Care and Education Reconciliation Act of 2010 and as amended from time to time), including, without limitation, Section 4980D of the Code, the Company shall no longer provide such medical and dental benefits to Executive.

Notwithstanding the foregoing, the payments and benefits described in clauses (ii) and (iii) above shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto, in the event that Executive breaches any provision of the Restrictive Covenant Agreement. Following such termination of Executive’s employment by the Company without Cause, except as set forth in this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy for any claim of wrongful termination upon a termination of employment by the Company without Cause shall be receipt of the Severance Benefits.

(e)
Termination by Executive with Good Reason. Executive may terminate Executive’s employment with Good Reason by providing the Company twenty (20) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within sixty (60) days of the occurrence of such event. During such twenty (20) day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Executive’s termination will be effective upon the expiration of such cure period, and Executive shall be entitled to the same payments and benefits as provided in Section 8(d) hereof for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 8(d) hereof. Following such termination of Executive’s employment by Executive with Good Reason, except as set forth in this Section 8(e), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy for any claim of wrongful termination upon a termination of employment with Good Reason shall be receipt of the Severance Benefits.
(f)
Termination by Executive without Good Reason. Executive may terminate Executive’s employment without Good Reason by providing the Company thirty (30) days’ written notice of such termination. In the event of a termination of employment by Executive under this Section 8(f), any unvested portion of the Equity Grants shall immediately be forfeited as of the termination date without any further action of the Parties, and Executive shall be entitled only to the Accrued Obligations. In the event of termination of Executive’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Executive without Good Reason. Following such termination of Executive’s employment by Executive without Good Reason, except as set forth in this Section 8(f), Executive shall have no further rights to any compensation or any other benefits under this Agreement.
(g)
Release. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to subsection (b), (d), or (e) of this Section 8 (other than the Accrued Obligations, which are unaffected by this paragraph) (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s execution, delivery to the Company, and non-revocation of the Release of Claims (and the expiration of any revocation period contained in such Release of Claims) within sixty (60) days following the date of Executive’s termination of employment hereunder. If Executive fails to execute the Release of Claims in such a timely manner so as to permit any revocation period to expire prior to the end of such sixty (60) day period, or timely revokes Executive’s acceptance of such release following its execution, Executive shall not be entitled to any of the Severance Benefits. Further, (i) to the extent that any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day and (ii) to the extent that any of the Severance Benefits do not constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the first regularly scheduled payroll date following the date the Release of Claims is timely executed and the applicable revocation period has ended, after which, in each case, any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein. For the avoidance of doubt, in the event of a termination due to Executive’s death or Disability, Executive’s obligations herein to execute and not revoke the Release of Claims may be satisfied on Executive’s behalf by Executive’s estate or a person having legal power of attorney over Executive’s affairs.
Section 9.
Restrictive Covenant Agreement.

As a condition of, and prior to commencement of, Executive’s employment with the Company, Executive has executed and delivered to the Company the Restrictive Covenant Agreement on the Effective Date, which Restrictive Covenant Agreement remains in full force and effect as of the Amendment Date. The parties hereto acknowledge and agree that this Agreement and the Restrictive Covenant Agreement shall be considered separate contracts, and the Restrictive Covenant Agreement will survive the termination of this Agreement for any reason. Executive acknowledges and agrees that any claim Executive may have under this Agreement or on any other grounds shall not have any effect on, or serve as a defense to enforcement of, Executive’s obligations under the Restrictive Covenant Agreement.

Section 10.
Representations and Warranties of Executive.

Executive represents and warrants to the Company that—

(a)
Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound;
(b)
Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer by which Executive is or may be bound; and
(c)
in connection with Executive’s employment with the Company, Executive will not use any confidential or proprietary information Executive may have obtained in connection with employment with any prior employer.
Section 11.
Taxes.

The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law. Executive acknowledges and represents that the Company has not provided any tax advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek tax advice from Executive’s own tax advisors regarding this Agreement and payments that may be made to Executive pursuant to this Agreement, including specifically, the application of the provisions of Section 409A of the Code to such payments.

Section 12.
Set Off; Mitigation.

The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Executive to the Company or its affiliates; provided, however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Executive and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule. Executive shall not be required to mitigate the amount of any payment or benefit provided pursuant to this Agreement by seeking other employment or otherwise, and except as provided in Section 8(d)(iii) hereof, the amount of any payment or benefit provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Executive’s other employment or otherwise.

Section 13.
Additional Section 409A Provisions.

Notwithstanding any provision in this Agreement to the contrary—

(a)
Any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the “Delay Period”). On the first business day following the expiration of the Delay Period, Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.
(b)
Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.
(c)
To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.
(d)
While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).
Section 14.
Equity Grants
(a)
Stock Grant. On date that the Company consummates a public offering of the Company’s common stock, par value $0.001 per share (the “Common Stock”) on a registration statement on Form S-1 pursuant to the Securities Act which results in the Common Stock being listed for trading on either the New York Stock Exchange or the Nasdaq Stock Market (the “IPO”) then, upon consummation of the IPO, and pursuant to the BioStem Technologies, Inc. 2021 Equity Incentive Plan (the “Plan”), the Company shall grant to Executive a number of shares of Common Stock equal to (i) $75,000, divided by (ii) the offering price per share of Common Stock in the IPO, which shares of Common Stock shall be fully vested as of such time (the “Stock Award”).
(b)
Option Awards.
(i)
The Parties acknowledge and agree that, on the Effective Date, pursuant to the Plan, the Company granted to Executive an Option (as defined in the Plan) to acquire up to 200,000 shares of the Company’s Common Stock (as defined in the Plan), pursuant to the Option Award Agreement in the form as attached to the Original Agreement (“Option Award Agreement 1”), which Option (“Option 1”) is subject to vesting and forfeiture as set forth in the Plan, as such provisions may be modified as set forth herein and in the Option Award Agreement (the “Option Award 1”). Option 1, the Option Award 1 and the Option Award Agreement 1 shall remain effective, issued and outstanding and shall continue in accordance with their terms following the execution of this Agreement.
(ii)
On January 1, 2023, provided that this Agreement and the Term remain in effect at such time, the Company shall grant to Executive an Option to acquire up to 100,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Common Stock as of such date as determined by the Compensation Committee, which grant shall not be made pursuant to the Plan and shall be pursuant to the Option Award Agreement in the form as attached hereto as Exhibit A (“Option Award Agreement 2” and, together with Option Award Agreement 1, the “Option Award Agreements”), which Option (“Option 2” and, together with Option 1, the “Options”) shall be subject to vesting and forfeiture as set forth herein and in Option Award Agreement 2 (the “Option Award 2” and, together with the Option Award 1, the “Option Awards”).
(c)
Representations and Warranties. The Stock Award, if made, the Option Awards, and any shares of Common Stock or other securities of the Company that may be issued or granted to the Executive hereunder or pursuant to any other agreement between the Company and the Executive in connection with the transactions contemplated herein may be referred to as the “Securities”, and Executive represents and warrants to the Company as set forth in this Section 14(c) with respect to the Securities and Executive’s receipt thereof, as of the Effective Date and as of the date of any issuance or granting of any Securities.

(i)
Executive hereby represent that the Securities awarded pursuant to this Agreement are being acquired for Executive’s own account and not for sale or with a view to distribution thereof. Executive acknowledges and agrees that any sale or distribution of Securities which have vested may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. Executive hereby consents to such action as the Board or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Securities (whether or not the Restrictions applicable thereto have lapsed) and delivering stop transfer instructions to the Company’s stock transfer agent.
(ii)
Executive understands that the Securities are being offered and sold to Executive in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Executive’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Executive set forth herein in order to determine the availability of such exemptions and the eligibility of the Executive to acquire the Securities.
(iii)
Executive has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Executive requested and deemed material to making an informed investment decision regarding its acquisition of the Securities. Executive has been afforded the opportunity to review such documents and materials and the information contained therein. Executive has been afforded the opportunity to ask questions of the Company and its management. Executive understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Executive understands and represents that Executive is acquiring the Securities notwithstanding the fact that the Company may disclose in the future certain material information that the Executive has not received. Executive has sought such accounting, legal and tax advice as Executive has considered necessary to make an informed investment decision with respect to Executive’s investment in the Securities. Executive has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Executive, either personally, or together with Executive’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear the risks of an investment in the Securities and understands the risks of, and other considerations relating to, a purchase of the Securities. The Executive and Executive’s advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Securities. Executive’s financial condition is such that Executive is able to bear the risk of holding the Securities that Executive may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of Executive’s entire investment in the Company. Executive has investigated the acquisition of the Securities to the extent Executive deemed necessary or desirable and the Company has provided Executive with any reasonable assistance Executive has requested in connection therewith. No representations or warranties have been made to Executive by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.
(iv)
Executive also acknowledges and agrees that an investment in the Securities is highly speculative and involves a high degree of risk of loss of the entire investment in the Company and there is no assurance that a public market for the Securities will ever develop and that, as a result, Executive may not be able to liquidate Executive’s investment in the Securities should a need arise to do so. Executive is not dependent for liquidity on any of the amounts Executive is investing in the Securities. Executive has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Executive understands that the representations and warranties herein are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the issuance and sale of the Securities under the federal and state securities laws and for other purposes.
(v)
Executive understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
(vi)
Executive understands that until such time as the Securities have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR

OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Section 15.
Successors and Assigns; No Third-Party Beneficiaries.
(a)
The Company. This Agreement shall inure to the benefit of the Company and its respective successors and assigns. Neither this Agreement nor any of the rights, obligations, or interests arising hereunder may be assigned by the Company to a Person (other than another member of the Company Group, or its or their respective successors) without Executive’s prior written consent; provided, however, that in the event of a sale of all or substantially all of the assets of the Company or any direct or indirect division or subsidiary thereof to which Executive’s employment primarily relates, the Company may provide that this Agreement will be assigned to, and assumed by, the acquiror of such assets, it being agreed that in such circumstances, Executive’s consent will not be required in connection therewith.
(b)
Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate.
(c)
No Third-Party Beneficiaries. Except as otherwise set forth in Section 8(b) or Section 15(b) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group, and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.
Section 16.
Waiver and Amendments.

Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification must be consented to on the Company’s behalf by the Board. No waiver by either of the Parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

Section 17.
Severability.

If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

Section 18.
Governing Law and Jurisdiction; Attorneys’ Fees.

EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF

FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR CLAIM OF BREACH HEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. BY EXECUTION OF THIS AGREEMENT, THE PARTIES HERETO, AND THEIR RESPECTIVE AFFILIATES, CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND WAIVE ANY RIGHT TO CHALLENGE JURISDICTION OR VENUE IN SUCH COURT WITH REGARD TO ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT. IF ANY LEGAL ACTION IS BROUGHT TO ENFORCE THE PROVISIONS OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE ATTORNEYS’ FEES FROM THE OTHER PARTY. THESE FEES, WHICH MAY BE SET BY THE COURT IN THE SAME ACTION OR IN A SEPARATE ACTION BROUGHT FOR THAT PURPOSE, ARE IN ADDITION TO ANY OTHER RELIEF TO WHICH THE PREVAILING PARTY MAY BE ENTITLED.

Section 19.
Notices.
(a)
Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices and communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records.
(b)
Date of Delivery. Any notice so addressed shall be deemed to be given or received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.
Section 20.
Section Headings.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 21.
Entire Agreement.

This Agreement and the exhibits attached hereto and to the Original Agreement and any other agreements related to any Equity Grants, constitute the entire understanding and agreement of the parties hereto regarding the employment of Executive and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the Parties relating to the subject matter of this Agreement and such other exhibits and agreements.

Section 22.
Survival of Operative Sections.

Upon any termination of Executive’s employment, the provisions of Section 8 through Section 23 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.

Section 23.
Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual signature or by signature delivered by facsimile or by e-mail as a portable document format (.pdf) file or image file attachment.

* * *

[Signatures to appear on the following page(s).]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Amendment Date.

BioStem Technologies, Inc.

_/s/Jason Matuszewski____________________
By: Jason Matuszewski
Title: Chief Executive Officer

EXECUTIVE

/s/ Michael Fortunato_____________________
Michael Fortunato

[Signature Page to Michael Fortunato Amended and Restated Employment Agreement]

Exhibit A

Option Award Agreement 2

(Attached)

Exhibit B – Release of Claims

RELEASE OF CLAIMS

As used in this Release of Claims (this “Release”), the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, in equity, or otherwise.

For and in consideration of the Severance Benefits (as defined in my Executive Employment Agreement, dated August 16, 2021, as amended and restated by the Amended and Restated Executive Employment Agreement, dated as of October 17, 2022 (and as the same may be amended following October 17, 2022, “Employment Agreement”) with BioStem Technologies, Inc. (the “Company”), and other good and valuable consideration, I, Michael Fortunato, for and on behalf of myself and my heirs, administrators, executors, and assigns, effective as of the date on which this release becomes effective pursuant to its terms, do fully and forever release, remise, and discharge the Company, and each of its respective direct and indirect parents, subsidiaries and affiliates, and their respective successors and assigns, together with their respective current and former officers, directors, partners, shareholders, employees, and agents (collectively, the “Group”), from any and all claims whatsoever up to the date hereof that I had, may have had, or now have against the Group, whether known or unknown, for or by reason of any matter, cause, or thing whatsoever, including any claim arising out of or attributable to my employment or the termination of my employment with the Company, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, or sexual orientation. The release of claims in this Release includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act of 1988 and the Equal Pay Act of 1963, the Older Workers Benefits Protection Act, Section 1981 of Title 42 of the United States Code, the Civil Rights Act of 1866, the Fair Labor Standards Act, the Florida Private Whistle Blower's Act, Florida Statutes Section 448.101, et seq., the Florida Civil Rights Act, Florida States Section 760.01, et seq., the statutes and common law of the State of Florida, the laws and ordinances of any other nation, state, county or locality which may be applicable and as each may be amended from time to time, and all other federal, state, and local laws, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees. The release contained herein is intended to be a general release of any and all claims to the fullest extent permissible by law.

I acknowledge and agree that as of the date I execute this Release, I have no knowledge of any facts or circumstances that give rise or could give rise to any claims under any of the laws listed in the preceding paragraph.

By executing this Release, I specifically release all claims relating to my employment and its termination under ADEA, a United States federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans.

Notwithstanding any provision of this Release to the contrary, by executing this Release, I am not releasing (i) any claims relating to my rights under Section 8 of my Employment Agreement or (ii) any claims that cannot be waived by law.

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I expressly acknowledge and agree that I –

▪
Am able to read the language, and understand the meaning and effect, of this Release;
▪
Have no physical or mental impairment of any kind that has interfered with my ability to read and understand the meaning of this Release or its terms, and that I am not acting under the influence of any medication, drug, or chemical of any type in entering into this Release;
▪
Am specifically agreeing to the terms of the release contained in this Release because the Company has agreed to pay me the Severance Benefits in consideration for my agreement to accept it in full settlement of all possible claims I might have or ever have had, and because of my execution of this Release;
▪
Acknowledge that, but for my execution of this Release, I would not be entitled to the Severance Benefits;
▪
Understand that, by entering into this Release, I do not waive rights or claims under ADEA that may arise after the date I execute this Release;
▪
Had or could have had [twenty-one (21)][forty-five (45)] calendar days from the date of my termination of employment (the “Release Expiration Date”) in which to review and consider this Release, and that if I execute this Release prior to the Release Expiration Date, I have voluntarily and knowingly waived the remainder of the review period;
▪
Have not relied upon any representation or statement not set forth in this Release or my Employment Agreement made by the Company or any of its representatives;
▪
Was advised to consult with my attorney regarding the terms and effect of this Release; and
▪
Have signed this Release knowingly and voluntarily.

I represent and warrant that I have not previously filed, and to the maximum extent permitted by law agree that I will not file, a complaint, charge, or lawsuit against any member of the Group regarding any of the claims released herein. If, notwithstanding this representation and warranty, I have filed or file such a complaint, charge, or lawsuit, I agree that I shall cause such complaint, charge, or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge, or lawsuit, including without limitation the attorneys’ fees of any member of the Group against whom I have filed such a complaint, charge, or lawsuit. Notwithstanding anything to the contrary, nothing herein shall prevent or restrict me from (i) filing a charge or complaint with, participating in an investigation or proceeding conducted by, or reporting possible violations of law or regulation to any federal, state or local government agency; (ii) truthfully responding to or complying with a subpoena, court order, or other legal process; or (iii) exercising any rights I may have under applicable labor laws to engage in concerted activity with other employees; provided however, that I hereby forgo any monetary benefit from the filing of a charge or complaint with a government agency except

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pursuant to a whistleblower program or where my right to receive such a monetary benefit is otherwise not waivable by law.

I hereby agree to waive any and all claims to re-employment with the Company or any other member of the Group and affirmatively agree not to seek further employment with the Company or any other member of the Group.

Notwithstanding anything contained herein to the contrary, this Release will not become effective or enforceable prior to the expiration of the period of seven (7) calendar days immediately following the date of its execution by me (the “Revocation Period”), during which time I may revoke my acceptance of this Release by notifying the Company and the Board of Directors of the Company, in writing, delivered to the Company at its principal executive office, marked for the attention of its Chief Executive Officer. To be effective, such revocation must be received by the Company no later than 11:59 p.m. on the seventh (7th) calendar day following the execution of this Release. Provided that the Release is executed and I do not revoke it during the Revocation Period, the eighth (8th) calendar day following the date on which this Release is executed shall be its effective date. I acknowledge and agree that if I revoke this Release during the Revocation Period, this Release will be null and void and of no effect, and neither the Company nor any other member of the Group will have any obligations to pay me the Severance Benefits.

The provisions of this Release shall be binding upon my heirs, executors, administrators, legal personal representatives, and assigns. If any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Release.

EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS RELEASE IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS RELEASE OR CLAIM OF BREACH HEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. BY EXECUTION OF THIS RELEASE, I CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND WAIVE ANY RIGHT TO CHALLENGE JURISDICTION OR VENUE IN SUCH COURT WITH REGARD TO ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE. FURTHER, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE.

Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in my Employment Agreement.

* * *

I, Michael Fortunato, have executed this Release of Claims on the respective date set forth below:

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____________________________
Michael Fortunato

Date: [To Be Executed Following
Termination of Employment]

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